Exhibit 2.2

                 AMENDMENT NO.1 TO AGREEMENT AND PLAN OF MERGER


     This AMENDMENT NO. 1 (the "Amendment") to the AGREEMENT AND PLAN OF MERGER (the "Agreement") originally dated as of November 5, 2004, among Fun City Popcorn, Inc., a Nevada corporation ("Parent"), LEV Pharmaceuticals, Inc., a Delaware corporation ("Lev") and LEV Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Lev Merger Sub") is dated as of December 8, 2004.

                                   WITNESSETH:

     WHEREAS, on November 5, 2004, Parent, Lev and Lev Merger Sub entered into the Agreement; and

     WHEREAS, the parties now desire to delete Paragraph 6.2(f) of the Agreement;

     NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Agreement is hereby amended as follows:

          1. Paragraph 6.2(f) is hereby deleted in its entirety.

          2. (A) This Amendment shall be construed and interpreted in accordance with the laws of the State of New York without giving effect to the conflict of laws rules thereof or the actual domiciles of the parties.

             (B) Except as amended hereby, the terms and provisions of the Agreement shall remain in full force and effect, and the Agreement is in all respects ratified and confirmed. On and after the date of this Amendment, each reference in the Agreement to the "Agreement", "hereinafter", "herein", "hereinafter", "hereunder", "hereof", or words of like import shall mean and be a reference to the Agreement as amended by this Amendment.

             (C) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single Amendment.

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first stated above.


                                            FUN CITY POPCORN, INC.


                                            By:  /s/  James Eller
                                               --------------------------------
                                                      James Eller,
                                                      Chief Executive Officer



                                            LEV PHARMACEUTICALS, INC.


                                            By:  /s/  Joshua D. Schein
                                               --------------------------------
                                                      Joshua D. Schein,
                                                      Chief Executive Officer


                                            LEV ACQUISITION CORP.


                                            By:  /s/  James Eller
                                               --------------------------------
                                                      James Eller,
                                                      Chief Executive Officer